EXHIBIT 99.1

PETMED EXPRESS, INC.

QUARTER ENDED DECEMBER 31, 2015

CONFERENCE CALL TRANSCRIPT

JANUARY 25, 2016 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express Incorporated doing business as 1-800-PetMeds, Conference Call to review the Financial Results for the Third Fiscal Quarter that ended on December 31, 2015. At the request of the company, this conference call is being recorded. Founded in 1996, 1-800-PetMeds is America’s largest pet pharmacy delivering prescription and non-prescription pet medications and other health products for dogs and cats direct to the consumer. 1-800-PetMeds markets its products through national television, online, direct mail, and print advertising campaigns, which directs consumers to order by phone or on the Internet and aim to increase the recognition of the PetMed’s family of brand names. 1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering, and rapid home delivery. At this time, I would like to turn the call over to the company’s Chief Financial Officer, Mr. Bruce Rosenbloom. Sir, you may begin.

Bruce Rosenbloom:

Thank you. I would like to welcome everybody here today. Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I would like to remind everyone that the first portion of this conference call will be listen-only until the question-and-answer session, which will be later in the call. Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our beliefs as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance, or achievements expressed or implied by these statements. We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission. Now let me introduce today’s speaker, Mendo Akdag, the President and Chief Executive Officer of 1-800-PetMeds. Mendo.

Mendo Akdag:

Thank you, Bruce. Welcome and thank you for joining us. Today we will review the highlights of our financial results.  We’ll compare our third fiscal quarter and nine months ended on December 31, 2015 to last year’s quarter and nine months ended on December 31, 2014.

For the third fiscal quarter ended on December 31, 2015 sales were $50.9 million compared to sales of $49.3 million for the same period the prior year, an increase of 3.3%. For the nine months ended on December 31, 2015 sales were relatively flat at $179.3 million compared to sales of $179.4 million for the nine months the prior year. The increase in sales for the quarter was due to increases in new order and reorder sales. The average order value for the quarter was approximately $78 compared to $76 for the same quarter the prior year.

For the third fiscal quarter, net income was $4.9 million, or $0.24 diluted per share, compared to $4.8 million, or $0.24 diluted per share for the same quarter the prior year, an increase to net income of 1.9%. For the nine months, net income was $15.1 million, or $0.75 diluted per share, compared to, excluding a one-time charge for a discontinued project, $13.6 million, or $0.67 diluted per share, a year ago, an increase to net income of 12%.

Reorder sales increased by 2.8% to $43.3 million for the quarter compared to reorder sales of $42.2 million for the same quarter the prior year. For the nine months reorder sales increased by 1.6% to $149.6 million compared to $147.2 million for the same period a year ago. New order sales increased by 6.8% to $7.6 million for the quarter compared to $7.1 million for the same period the prior year. For the nine months the new order sales decreased by 7.5% to $29.7 million compared to $32.2 million for the same period last year. We acquired approximately 98,000 new customers in our third fiscal quarter compared to 96,000 for the same period the prior year. And we acquired approximately 374,000 new customers in the nine months compared to 432,000 for the same period a year ago. For the quarter approximately 81% of our sales were generated on our Website compared to 80% for the same quarter last year.

Exhibit 99.1 Page 1 of 5

The seasonality in our business is due to the proportion of flea, tick and heartworm medications in our product mix. Spring and summer are considered peak seasons with fall and winter being the off season. For the third fiscal quarter our gross profit as a percent of sales was 32.9% compared to 34.7% for the same period a year ago. For the nine months, our gross profit as a percent of sales was 32.7% compared to 33.1% for the nine months a year ago. The percentage decrease for the quarter can be attributed to a more aggressive pricing and increases in product costs on certain brands.

Our general and administrative expenses were relatively flat for the quarter and the nine months. For the quarter we spent $4.0 million in advertising compared to $4.3 million for the same quarter the prior year. For the nine months, we spent $18.1 million for advertising compared to $21.1 million for the nine months the prior year. The advertising cost of acquiring a customer for the quarter was approximately $41 compared to $45 for the same quarter the prior year, and for the nine months it was the same, $49, compared to the nine months the prior year.

We had $62.7 million in cash and short term investments and $18.9 million in inventory with no debt as of December 31, 2015. Net cash from operations for the nine months was $22.6 million compared to $29.5 million for the nine months the prior year. The decrease was mainly due to a smaller reduction in inventory compared to the last year.  On January 19, 2016 we completed the purchase of the property located in Delray Beach, Florida. The purchase price was $18.5 million. The property is approximately 14.6 acres with two buildings totaling approximately 185,000 square feet. There are currently two tenants occupying about 88,000 square feet. We intend to occupy the remaining 97,000 square feet later this year, as our principal offices and distribution center. This ends the financial review. Operator we are ready to take questions.

Coordinator:

Thank you. We will now begin the question and answer session. For participants on the phone please press star and then 1. Please record your name clearly once prompted. To cancel you may press star and then 2. Again, it’s star 1 to ask a question. One moment please for our first question. Our first question came from the line of Kevin Ellich of Piper Jaffray. Your line is now open.

Kevin Ellich:

Good morning. Just a few questions, Mendo. I guess starting off with gross margin, could you talk about your comment about more aggressive pricing? I guess, which products are you becoming more aggressive in your pricing? And is that something you plan to continue? And then on the other hand, which products are you seeing cost increases that affected your gross margin during the quarter?

Mendo Akdag:

We were aggressive with our pricing overall. And we’re not going to get into the specifics of the brands that the cost increased - there were some discounts available to us on certain brands last December a year ago and it was not available this year. But we’re not going to get into the specifics. Also, we had higher sales in the flea category which has lower margins.

Kevin Ellich:

Okay, and would those be branded flea products or generic or both?

Mendo Akdag:

Both.

Kevin Ellich:

Okay great, and then the comments on, you know, unseasonably warm weather, which we all saw in the December quarter, I guess, just to make sure that I understand it correctly that’s helping because when, you know, the weather is warmer people are still using flea and tick medication, is that the right way - and other parasiticides?

Mendo Akdag:

That is correct, yes.

Kevin Ellich:

Okay so that’s really kind of a one-time benefit that you got this quarter that we really won’t see in, you know, the next quarter.

Mendo Akdag:

Depends on the weather.

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Kevin Ellich:

Right, well I think you guys have gotten - well, there’s been some snow in the Northeast and what not. So and also Nashville, right, I mean, come on, they got pummeled with snow too. So then getting onto - going onto the new facility and the property purchase, congratulations on that.

Mendo Akdag:

Thank you.

Kevin Ellich:

I guess what’s the timing of when you plan to move into that building and I don’t know if Bruce could answer, you know, what is the cost associated with moving the headquarters and your distribution center? Will you keep your other facility up and running? How does that work? And then also you mentioned two tenants occupying I think 88,000 square feet. Will you be collecting, you know, rental income from them or lease payments?

Mendo Akdag:

Yes, we will be collecting lease payments from them. We intend to move later this year. It will probably be later part - either September, November, somewhere around those lines when the property is ready for our operations.

Kevin Ellich:

Okay. And is there any cost like higher G&A associated with that, Bruce?

Bruce Rosenbloom:

There will be some costs associated with the move but, we don’t really think it’ll be anything that’s too material, you know, going forward. We don’t expect it to be.

Kevin Ellich:

Okay. And then on the lease payments, anything that you could call out in terms of - will that show up in your other income line or - and would it be meaningful?

Bruce Rosenbloom:

It will be meaningful and it will show up below the line, correct, in Other Income. There’ll also be some expenses associated with it as well.

Kevin Ellich:

Okay. Okay, and then lastly, Mendo, you know, with the presidential election coming up here, you know, will we continue to see a greater shift to more online advertising? I guess how do you guys think about the split? You’ve done a great job of managing your advertising spend relative to our expectations. Just wanted to see what you're seeing in the remnant market and how you plan to manage this as, you know, advertising costs could go up.

Mendo Akdag:

We’re becoming less dependent on television. We’re moving from really mass marketing towards one to one marketing.  So we anticipate that trend is going to be - is going to continue. So we’re not expecting a significant impact.

Kevin Ellich:

Okay great. Thanks again.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question is from Mitch Bartlett of Craig Hallum. Your line is now open.

Mitch Bartlett:

Thank you. You know, impressive quarter as far as I was concerned because looking back in my model you have to go back to 2006 to see an advertising cost line as low as it was that you recorded in this quarter when the business was half the size. And I also see the big reduction in the gross margin so I see the tradeoff that you’re making here. But just how - how is that possible that you can continue to reduce advertising and maintain or grow your top line?

Mendo Akdag:

We were more efficient. We got higher response to our advertising. And as I pointed out we’re doing more database marketing, more one to one compared to mass marketing that we used to do in the past. So I think that’s helping us.

Mitch Bartlett:

What is that that you’re talking about, the one to one marketing?

Mendo Akdag:

Personalized marketing.

Mitch Bartlett:

So your customer base or a larger customer - larger pool of customers that you...

Mendo Akdag:

Well more relevant, more personalized is all I’m going to tell you.

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Mitch Bartlett:

Uh huh...

Mendo Akdag:

...both to our obviously customer database and also to any inquiries - any potential customer.

Mitch Bartlett:

And in order to put this quarter into context it being more, warmer, unseasonably warm in the Q3 time period, what did that contribute to the flea and tick sales? How much of a driver was that in the quarter?

Mendo Akdag:

It was a significant driver.

Mitch Bartlett:

Okay. Good. And then inventories, I mean, can you comment about the ability to be opportunistic in this time period on both the flea and tick and the other side of the business, the prescription side?

Mendo Akdag:

Opportunities come and go and we’ll take advantage of them when they're there. So nothing really different than previous years so far this year.

Mitch Bartlett:

That’s what I wanted to hear. Thank you very much. Appreciate it.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. Once again, to ask a question please press star and then 1. Please record your name clearly once prompted. To cancel you may press star and then 2. Our next question came from the line of Anthony Lebiedzinski of Sidoti & Company. Your line is now open.

Anthony Lebiedzinski:

Yes, good morning. Thank you for taking the question. So first on the new order sales was that driven mostly by flea and tick or maybe if you could just shed some color on that. I know looking back a year ago your new order sales were down 7.5% so just wondering how much of the easy comparison also helped you achieve a, you know, meaningful sales increase.

Mendo Akdag:

The flea and tick helped so we had pretty nice size of growth in the flea category overall. So that helped the new orders and the reorders.

Anthony Lebiedzinski:

Okay got it, okay. And as far as the new facility that you will move into later this year. Maybe, Bruce, can you help us understand what’s the incremental depreciation expense that we should be looking for? And, you know, as far as the lease payments how do we model that in the other income, if you could just quantify anything, that that would certainly help us. Thank you.

Bruce Rosenbloom:

Right, well we’re predicting, again, at this point, you know, we're still working through our estimates but we’ve got a fairly good hold on the numbers and we feel that the additional incremental revenue that we’re going to receive is going to be very similar to the offsets in depreciation - the increase in depreciation.

Anthony Lebiedzinski:

Okay. And so what’s the average life of the building - as far as - are you going to be depreciating that over 20 years? I mean, what’s the time - so we can...

Bruce Rosenbloom:

You know, somewhere in that range. We’re not going to really go into those specifics right now but, you know, we’ll have more color in our next conference call for year end once - and we just closed on the building recently. But that’s probably right, maybe a little bit more than 20 years. But we’ll get those specifics down the road.

Anthony Lebiedzinski:

Got it. Okay thank you.

Coordinator:

Thank you. And our final question is from Mitch Bartlett of Craig Hallum. Your line is open.

Mitch Bartlett:

Yeah, Bruce, just a follow on on that conversation. You spent this money on the distribution facility largely because you could lower your cost by doing so, is that a fair statement? Will you lower your costs - operating costs apart from all the other, you know, the cash...

Exhibit 99.1 Page 4 of 5

Bruce Rosenbloom:

Yes, I mean, long-term that’s definitely the goal, there’ll definitely be a financial advantage to us. But there are also some other, you know - there will also be some expenses at least in the short run as well that we're going to have to take on with this facility. But net/net we should be in a better financial position long-term.

Mitch Bartlett:

Short term up, long term down on operating is what I heard you say. Is that...

Bruce Rosenbloom:

Yes, that’s reasonable.

Mitch Bartlett:

Very good. Thanks, appreciate it.

Coordinator:

Thank you. At this point we don’t have any questions on queue. I would now like to hand the call back to Mendo Akdag.

Mendo Akdag:

Thank you. Going forward we are focusing on improving our marketing efforts to increase sales and profitability. This wraps up today’s conference call. Thank you for joining us. Operator, this ends the conference call.

Coordinator:

Thank you for participating. You may now disconnect.

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